GENERAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT Mark-Anthony Lovell Mey, an individual residing in the State of Texas ("Grantor"), whose address is 4501 Beech Street, Bellaire, TX  77401, does hereby make, constitute, and appoint Atwood Oceanics, Inc. or its duly authorized officer (the “Company”), as Grantor's true and lawful agent and attorney-in-fact, to act on behalf of Grantor and in Grantor's name, place and stead and for Grantor's use and benefit, and as Grantor's act and deed, to do and execute every act, deed or thing Grantor could do or execute, including any or all of the following:

1.            Preparation of Form ID.  The Company has full authority to prepare and file Form ID with the Securities and Exchange Commission (“SEC”) for the purpose of obtaining an EDGAR access code for Grantor.

2.            Preparation of Section 16 Forms.  From time to time, upon receiving information from Grantor regarding changes of beneficial ownership of securities of the Company, the Company has full authority to prepare Forms 3, 4 and 5 on Grantor’s behalf.

3.            Filing of Section 16 Forms.  Upon receiving approval from Grantor, the Company has full authority to execute and file the aforementioned Forms 3, 4 and 5 with the SEC.

Grantor hereby grants to the said attorney-in-fact full power and authority to do and perform every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of intents and purposes as Grantor might or could do, with full power of substitution and revocation, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This instrument is to be construed and interpreted as a GENERAL POWER OF ATTORNEY.  The enumeration of specific items, acts, rights, or powers herein does not limit or restrict, and is not to be construed or interpreted as limiting or restricting the general powers herein granted to said attorney-in-fact.

The rights, powers and authority of said attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect on the date hereof, and such rights, powers, and authority shall remain in full force and effect thereafter until a written revocation is filed in the real property records of Harris County, Texas.

EXECUTED this _____ day of __________________________, 20__.

/s/ Mark-Anthony Lovell Mey
Name: Mark-Anthony Lovell Mey

STATE OF TEXAS	§
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COUNTY OF		§

This instrument was acknowledged before me on the ________ day of ________________, 20__, by ___________________________.

Notary Public

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